SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report(Date of earliest event reported): May 13, 1998

                                AeroCentury Corp.
             (Exact name of Registrant as specified in its charter)

Delaware                                                     94-3263974
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

1440 Chapin Avenue, Suite 310
Burlingame, California  94010
(Address of principal executive offices)  (Zip code)

                                  650-340-1888
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

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Item 4.  Changes in Registrant's Certifying Accountant

     On May 13, 1998, Vocker Kristofferson & Co. ("Vocker") resigned as auditors of AeroCentury Corp. (the "Company") in anticipation of its replacement by Arthur Andersen LLP as auditors. The resignation was not the result of an adverse opinion or disclaimer of an opinion or qualification or modification as to uncertainty, audit scope or accounting principles. The change in auditors was unanimously approved by the Board of Directors. During the Company's two most recent fiscal years and any subsequent interim period preceding Vocker's resignation, there were (i) no disagreements with Vocker on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure and (ii) no occurrences of any "reportable event" listed in
Item 304(a)(1)(v)(A) through (D) of Regulation S-K.

Exhibits

Exhibit 16.1-Letter of Vocker Kristofferson & Co. regarding Form 8-K Disclosure.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              AeroCentury Corp.

May 18, 1998                         By: /s/ Neal D. Crispin
Date                                     ----------------------------------
                                         Neal D. Crispin, President &
                                         Chairman of the Board of Directors